SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                       Date of Report: April 18, 2006
                     (Date of Earliest Event Reported)



                         SPINDLETOP OIL & GAS CO.
          (Exact name of registrant as specified in its charter)


             Texas                   000-18774               75-2063001
  (State or other jurisdiction (Commission File No.) (IRS Employer or ID#) of incorporation or organization)


                       12850 Spurling Rd., Suite 200
                           Dallas, Texas  75230
                 (Address of principal executive offices)


                              (972) 644-2581
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions


[  ]  Written communications pursuant to rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Section 2 - Financial Information

Item 2.02.  Results of Operations and Financial Condition

On April 18, 2006, Spindletop Oil & Gas Co. ("the Company") announced its operational results for the year ended December 31, 2005. A copy of the announcement is attached as Exhibit 99.1.

The information furnished pursuant to Item 2.02 in this Form 8-K, including
Exhibit 99.1 attached hereto, shall not be deemed to be filed for purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.




Section 8 - Other Events

Item 8.01.  Other Events

The Company has drilled its Olex (U.S.) #5 well in the Newark, East (Barnett Shale) gas field of North Texas. The Denton County well reached a total depth of 8,830 ft. on March 29, 2006, was logged and production casing was set to the Barnett Shale formation. The well should be completed in the second quarter of 2006. As the well has not yet been completed or tested, no accurate information is presently available concerning the productive capacity of the well.


























Section 9 - Financial Information

Item 9.01.  Financial Statements and Exhibits


      (c)   Exhibits


            The following Exhibit is furnished with this report.


      Exhibit
    Designation                Description of Exhibit

       99.1*             Press Release dated April 18, 2006



































_______________________
* Furnished herewith





                               Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SPINDLETOP OIL & GAS CO.
                                                (Registrant)


Date:  April 21, 2006                     By: /s/ Chris G. Mazzini
                                              Chris G. Mazzini
                                              President, Acting Principal
                                              Executive Officer



Date:  April 21, 2006                     By: /s/ Michelle H. Mazzini
                                              Michelle H. Mazzini
                                              Secretary



Date:  April 21, 2006                     By: /s/ Robert E. Corbin
                                              Robert E. Corbin
                                              Controller, Acting Principal
                                              Financial Officer




























                                                                 Exhibit 99.1


PRESS RELEASE

SPINDLETOP OIL & GAS CO. RELEASES 2005 EARNINGS; DRILLS NEW GAS WELL IN THE NEWARK, EAST (BARNETT SHALE( OF NORTH TEXAS)

DALLAS, April 18 /PRNewswire-FirstCall/ -- Spindletop Oil & Gas Co. (OTC Bulletin Board: SPND) (the "Company") has released its earnings for the year ended December 31, 2005. The Company reported Net Income of $1,417,000 on gross revenues of $6,395,000 for the year ended December 31, 2005 as compared with Net Income of $1,266,000 on gross revenues of $4,515,000 for the year ended December 31, 2004. Oil and gas revenues increased $1,502,000 over the same period in 2004 due primarily to an increase in average gas prices received of $6.74 in 2005 over $5.44 in 2004 as well as increased gas volume. Oil prices also contributed to the increase in gross revenues as average prices received were $52.50 in 2005 versus $38.93 in 2004. Earnings per share of common stock for the year ended December 31, 2005 was $0.19 per share compared to $0.16 per share in 2004.

The Company has drilled its Olex (U.S.) #5 well in the Newark, East (Barnett Shale) gas field of North Texas. The Denton County well reached a total depth of 8,830 ft. on March 29th. . The well was logged and production casing was set to the Barnett Shale formation. The well should be completed in the second quarter of 2006.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Spindletop Oil & Gas Co. is a publicly held independent exploration and production company headquartered in Dallas, Texas that operates approximately 175 properties throughout Texas, Alabama, Arkansas, Louisiana, Oklahoma and New Mexico. The company also operates several gas pipeline gathering systems and owns over 200 outside operated oil and gas producing properties in sixteen states. Approximately 84% of the company's reserves are natural gas.

The company filed its Annual Report Form 10-K with the Securities and Exchange Commission on April 17, 2006. For more information on the results, please go to the Company's website at http://www.spindletopoil.com, or contact
Chris Mazzini, Chairman & CEO of Spindletop Oil & Gas Co., 972-644-2581.